[COMPANY'S LOGO]

Shire Pharmaceuticals Group plc

Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


18/10/2002
7:00 am EST 12:00noon BST


               SHIRE ACQUIRES A NEW PROJECT FOR ULCERATIVE COLITIS

Basingstoke, UK - 15 October 2002 - Shire Pharmaceuticals Group plc (LSE: SHPL,
NASDAQ: SHPGY, TSX: SHQ) announces that it has in-licensed rights to another mesalazine project; a single dose 2g and 4g 5-ASA rectal foam for the treatment of ulcerative colitis. The agreement with Giuliani S.p.A. gives Shire the rights to develop, manufacture and market this foam treatment worldwide (excluding Italy, Vatican State and San Marino) with a patent for the United States.

The rectally administered foam is considered more acceptable and easier to use than conventional liquid enema treatments for many patients. The acceptability of this type of therapy for patients is a major factor in compliance with treatment regimens and ultimate clinical success. The foam is already marketed in Italy* however, Shire will focus its development of the project for the US market. Shire's acquisition gives it a strong portfolio of GI products in the US with Pentasa and SPD476, positioning the company well in the $500m ulcerative colitis market sector.

Shire will conduct phase III clinical studies using the rectal foam with the objective of submitting for a US NDA (new drug application) upon completion of the clinical program. The project will be known as SPD480.

Dr Wilson Totten, Group R&D Director, of Shire, said: "This new project has the potential to provide patients with an effective and convenient treatment for this painful and serious condition.

With this acquisition, Shire strengthens further its position in the gastroenterology specialist field, where the company currently markets two products, PENTASA(TM) in the US and COLAZIDE** in Europe*** and now has two GI projects in development."

                                     -ends-

For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                      +44 1256 894 160
Jessica Mann - Media                                     +44 1256 894 280
US & Canada
Gordon Ngan - Investor Relations                         +1 450 978 7938
Michele Roy - Media                                      +1 450 978 7938


Notes to editors

*branded ASACOL in Italy

**COLAZIDE is a trademark of Salix Pharmaceuticals

***COLAZIDE is currently marketed in the UK by Shire and in Sweden and Denmark by distributors


Notes on ulcerative colitis and 5-ASA

Ulcerative colitis is a serious chronic inflammatory disease of the colon and rectum, with an average worldwide incidence of 6-15 new cases/100,000/year and a prevalence of 15 times that number. The major clinical features are diarrhoea, muco-hematic secretions, abdominal pain, urgency and sense of incomplete evacuation. The characteristic course is one of remissions and exacerbations over a number of years. Morbidity can be long lasting and can be associated with various extra-intestinal and late complications.

5-ASA (mesalazine or mesalamine) has been known to be effective in the treatment of ulcerative colitis for several decades due to its anti-inflammatory properties. However, the mechanism of action of 5-ASA is poorly understood. To exert its therapeutic effect, 5-ASA must be delivered to the colon, either directly via the rectal route or indirectly via the oral route, where it appears to act locally on the inflamed colonic mucosa.


Shire Pharmaceuticals Group plc

Shire is a rapidly growing international specialty pharmaceutical company with a strategic focus on three therapeutic areas - central nervous system disorders, oncology and anti-infectives. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the company's website: www.shire.com

THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, including but not limited to the impact of same on Shire's ADHD franchise of which estimated forecast are speculative and should be read accordingly, patents, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL/FOZNOL), the impact of competitive products, patents, government regulation and approval, and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.